Exhibit 99.1

For Immediate Release
May 2, 2007
Listed: TSX, NYSE	Symbol: POT
PotashCorp Announces Three-for-One Stock Split and 100-Percent Dividend Increase
Saskatoon, Saskatchewan — Potash Corporation of Saskatchewan Inc. (PotashCorp) announced today that its Board of Directors has approved a three-for-one stock split of the company’s outstanding common shares. Payable in the form of a stock dividend, all shareholders will receive two additional shares for each share owned on the record date of May 22, 2007.
Additionally, the Board of Directors approved the doubling of the company’s quarterly cash dividend (from $0.15 per share to $0.30 per share on a pre-split basis), and declared a quarterly cash dividend of US $0.10 per common share (on a post-split basis) payable August 10, 2007 to shareholders of record on July 20, 2007. Quarterly dividends have been declared since the first quarter of 1990, the company’s first full quarter subsequent to its initial public offering in November 1989.
“Investors have demonstrated their confidence in our company and the price of PotashCorp shares has risen by over 270 percent since our two-for-one stock split in August 2004,” said PotashCorp President and CEO Bill Doyle. “The increased number of shares resulting from the split should enhance trading liquidity in our stock, benefiting all of our shareholders. The doubling of our dividend further emphasizes the confidence we have in our business over the long term, once again delivering on our promise to use our strong and sustainable cash flow in ways that provide maximum shareholder value.”
Shareholders who have PotashCorp stock certificates should retain them. The transfer agent, CIBC Mellon Trust Company, will mail new certificates on May 29, 2007. Upon completion of the stock dividend, the number of shares outstanding will approximate 315.4 million. PotashCorp’s common shares are expected to commence trading on a split basis on May 17, 2007 on the Toronto Stock Exchange and May 30, 2007 on the New York Stock Exchange. The stock split will have no unfavorable tax consequences in Canada or the United States.
PotashCorp is the world’s largest fertilizer enterprise producing the three primary plant nutrients and a leading supplier to three distinct market categories: agriculture, with the largest capacity in the world in potash, third largest in phosphate and fourth largest in nitrogen; animal nutrition, with the world’s largest capacity in phosphate feed ingredients; and industrial chemicals, as the largest global producer of industrial nitrogen products and with the world’s largest purified industrial phosphoric acid production capacity.
POTASH CORPORATION OF SASKATCHEWAN INC.
SUITE 500, 122 – 1ST AVENUE SOUTH, SASKATOON, SK CANADA S7K 7G3 PHONE (306) 933-8520 FAX (306) 933-8844

(Page 2)
This release contains forward-looking statements. These statements are based on certain factors and assumptions as set forth in this release, including foreign exchange rates, expected growth, results of operations, performance and business prospects and opportunities. While the company considers these factors and assumptions to be reasonable, based on information currently available, they may prove to be incorrect. A number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to: fluctuations in supply and demand in fertilizer, sulfur, transportation and petrochemical markets; changes in competitive pressures, including pricing pressures; risks associated with natural gas and other hedging activities; changes in capital markets; changes in currency and exchange rates; unexpected geological or environmental conditions, including water inflow; and government policy changes. Additional risks and uncertainties can be found in our 2006 financial review annual report and in filings with the U.S. Securities and Exchange Commission and Canadian provincial securities commissions. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. In the case of guidance, should subsequent events show that the forward-looking statements released herein may be materially off-target, the company will evaluate whether to issue and, if appropriate following such review, issue a news release updating guidance or explaining reasons for the difference.
For further information please contact:

Investors	Media
Denita Stann	Rhonda Speiss
Director, Investor Relations	Manager, Public Relations
Phone: (847) 849-4277	Phone: (306) 933-8544
Fax: (847) 849-4691	Fax: (306) 933-8844
Email: ir@potashcorp.com	pr@potashcorp.com

Web Site: www.potashcorp.com